SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(B) OR (G) OF THE

SECURITIES EXCHANGE ACT OF 1934

KeyCorp	KeyCorp Capital VII
(Exact Name of Registrant as Specified in Its Charter)	(Exact Name of Registrant as Specified in Its Charter)

Ohio	34-6542451	Delaware	02-6146479
(State of Incorporation or Organization)	(I.R.S. Employer Identification No.)	(State of Incorporation or Organization)	(I.R.S. Employer Identification No.)

127 Public Square Cleveland, Ohio 44114-1306	c/o KeyCorp 127 Public Square Cleveland, Ohio 44114-1306
(Address of Principal Executive Offices)	(Address of Principal Executive Offices)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A. (c), please check the following box. ☒	If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A. (d), please check the following box. ☐

Securities Act registration file number to which this form relates: 333-124023, 333-124023-01 and 333-124023-02

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered
Trust Preferred Securities of KeyCorp Capital VII	New York Stock Exchange, Inc.

Junior Subordinated Debentures of KeyCorp*	New York Stock Exchange, Inc.*

KeyCorp Guarantee with respect to Trust Preferred Securities of KeyCorp Capital VII*	New York Stock Exchange, Inc.*

Securities to be registered pursuant to Section 12(g) of the Act: None

*	Not for trading, but only in connection with the registration of the Trust Preferred Securities.

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.	Description of Registrants’ Securities to be Registered.

The title of the class of securities to be registered hereunder is “5.70% Trust Preferred Securities” (the “Trust Preferred Securities”). The Trust Preferred Securities will be issued by KeyCorp Capital VII and guaranteed by KeyCorp (“KeyCorp”) to the extent set forth in the form of guarantee (the “Guarantee”) and certain other documents of KeyCorp. A description of the Trust Preferred Securities is set forth in the Registration Statement on Form S-3 (File Nos. 333-124023, 333-124023-01 and 333-124023-02), initially filed with the Securities and Exchange Commission (the “Commission”) on April 12, 2005, as amended on April 25, 2005, and declared effective by the Commission (the “2005 Registration Statement”) under the captions “The Issuer Trusts”, “Capital Securities and Related Instruments” and “Issuance of Global Securities”, and in the Prospectus Supplement relating thereto dated June 7, 2005 and filed with the Commission pursuant to Rule 424(b)(5) under the Securities Act of 1933, as amended (the “Securities Act”), under the captions “The Issuer Trust”, “Description of the Trust Preferred Securities” and “Description of the Junior Subordinated Debentures,” which description is hereby incorporated by reference herein. Any form of prospectus or prospectus supplement that includes such description that is subsequently filed by the registrant as part of an amendment to the Registration Statement or otherwise pursuant to Rule 424(b) under the Securities Act is hereby incorporated by reference herein.

Item 2.	Exhibits.

The following exhibits have been incorporated by reference into this registration statement filed with the Commission.

Exhibit No.	Description

1.1	The 2005 Registration Statement on Form S-3, as amended (File Nos. 333-124023, 333-124023-01 and 333-124023-02), as filed with the Commission on April 25, 2005, and declared effective by the Commission, as supplemented by the Prospectus Supplement thereto, dated June 7, 2005, filed with the Commission pursuant to Rule 424(b)(5) under the Securities Act.

4.1	Certificate of Trust of KeyCorp Capital VII (incorporated by reference to Exhibit 4(f) to KeyCorp’s Registration Statement on Form S-3, (File Nos. 333-88934, 333-88934-01 and 333-88934-02), as filed with the Commission on May 23, 2002.

4.2	Trust Agreement of KeyCorp Capital VII (incorporated by reference to Exhibit 4(g) to KeyCorp’s Registration Statement on Form S-3 (File Nos. 333-88934, 333-88934-01 and 88934-02), as filed with the Commission on May 23, 2002.

4.3	Form of Amended and Restated Trust Agreement of KeyCorp Capital VII (incorporated herein by reference to Exhibit 4(g) to the 2005 Registration Statement).

4.4	Form of Guarantee Agreement for KeyCorp Capital VII (incorporated by reference to Exhibit 4(k) to the 2005 Registration Statement).

4.5	Junior Subordinated Indenture, dated as of December 4, 1996, between KeyCorp and Deutsche Bank Trust Company Americas (f/k/a Bankers Trust Company) (incorporated herein by reference to Exhibit 4(a) to KeyCorp’s Registration Statement on Form S-4 (File Nos. 333-19151 and 333-19151-01) as filed with the Commission on January 28, 1997.

4.6	Form of First Supplemental Indenture to Junior Subordinated Indenture, between KeyCorp and Deutsche Bank Trust Company Americas, as trustee (incorporated herein by reference to Exhibit 4(b) to the 2005 Registration Statement).

5.1	Form of Trust Preferred Security certificate (incorporated by reference to Exhibit E to Exhibit 4.3 above).

25.1	Form T-1 Statement of Eligibility of Deutsche Bank Trust Company Americas under the Junior Subordinated Indenture (incorporated herein by reference to Exhibit 25(a) to the 2005 Registration Statement).

25.2	Form T-1 Statement of Eligibility of Deutsche Bank Trust Company Americas under the Amended and Restated Trust Agreement of KeyCorp Capital VII (incorporated herein by reference to Exhibit 25(b) to the 2005 Registration Statement).

25.3	Form T-1 Statement of Eligibility of Deutsche Bank Trust Company Americas under the Guarantee for the benefit of the holders of the Capital Securities of KeyCorp Capital VII (incorporated herein by reference to Exhibit 25(d) to the 2005 Registration Statement).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrants have duly caused this registration statement thereto to be signed on its behalf by the undersigned, thereto duly authorized.

Date: June 10, 2005

KeyCorp

By:	/s/ Joseph M. Vayda
Name:	Joseph M. Vayda
Title:	Executive Vice President and Treasurer

KeyCorp Capital VII

By:	/s/ Louis D. Raffis
Name:	Louis D. Raffis
Title:	Administrative Trustee